Earnings Call: Third Quarter 2026 October 27, 2026 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and are often identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “may,” “will,” “should,” “could,” “would,” “outlook,” and similar expressions. These statements include, without limitation, statements regarding our anticipated future financial performance and components of that performance, acquisition integration activities, expected benefits of the completed acquisition, and future plans, prospects and performance. Forward-looking statements involve inherent risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include deterioration in general business and economic conditions or turbulence in domestic or global financial markets; changes in interest rates; changes in unemployment rates; deterioration in the credit quality of our loan portfolio or in the value of collateral securing loans; deterioration in the value of our investment securities; changes in funding availability or costs; legal and regulatory developments; the timing, cost and outcome of pending or threatened litigation and regulatory matters; changes in customer behavior and preferences; cybersecurity incidents or other data-security breaches; risks relating to the integration of Highpoint Community Bank, including customer and employee retention, systems conversion, unexpected costs, disruption to business relationships, and the risk that anticipated benefits may not be realized when expected or at all; and management’s ability to effectively manage the risks facing our business. Additional risk factors are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of future results. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statement. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel F. Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

3Q'26 Overview • Total loans increased 10.5% annualized with commercial loan growth of 20.9% annualized, excluding Highpoint Community Bank loans. • New loan production continues to be largely focused on new commercial clients that bring deposits to the bank • Asset quality remained sound with NPAs/Total Assets at 0.64% and NCO of $0.2 million • Generated a ROAA of 1.14% (ROAA 1.32% excluding merger related costs) • Generated a ROAE of 12.17% (ROAE 14.08% excluding merger related costs) • Net interest margin of 3.82% compared to 3.54% in the prior year quarter • 13th consecutive quarter of net interest income growth • Net growth in total deposits, net of brokered deposits of $115.8 million or 9.4% annualized excluding HCB deposits • Tangible common equity ratio of 8.23% • A CET1 ratio of 11.10% • Substantial borrowing capacity of approximately $2.0 billion • Net income of $17.9 million, or $0.80 per diluted share • Increase in net interest income of $9.9 million over the prior year quarter and $7.4 million over the second quarter of 2026 • Net interest margin expanded 11 basis points to 3.82%, or 5 basis points to 3.76% excluding purchase accounting accretion • PPNR increased $3.1 million or 13.5% over the prior year quarter and $0.9 million or 3.5% over the linked quarter, including $3.5 million of merger related expenses Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Solid Loan Growth and Strong Asset Quality 3Q'26 Earnings 4 4

$ 4 .6 $ 4 .6 $ 4 .7 $ 4 .6 $ 4 .7 $ 4 .9 $ 4 .8 $ 4 .9 $ 4 .9 $ 5 .5 2 .0 3% 2 .1 1% 1 .9 3% 1 .8 0% 1 .7 7% 1 .8 2% 1 .6 7% 1 .5 4% 1 .5 3% 1 .5 5 % Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Q 2 '2 6 Q 3 '2 6 Total Deposits Cost Of Deposits Non-interest Bearing 20% Savings and Interest-bearing Checking 47% Reciprocal 19% Time 14% Brokered 0% Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $4.77 billion of non-maturity deposit accounts (86.4% of total deposits). • Core deposit increase of $659.3 million (53.8% annualized) in 3Q'26. • Time deposit increase of $87.9 million (52.6% annualized) in 3Q'26. • Total deposits increased $759.7 million (21.3% annualized) since 12/31/25 with non-interest bearing up $134.7 million, savings and interest- bearing checking up $478.3 million, reciprocal up $77.6 million, time up $87.3 million and brokered time down $18.1 million. • Deposits by Customer Type: − Retail – 46% − Commercial – 39% − Municipal – 15% Deposit Composition 9/30/26 Cost of Deposits (%)/Total Deposits ($B) 5 Core Deposits: 86.4% $5.5B

6

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)

Account Type	Cycle Beta
Sav & Int-bearing chking	72.0%
Reciprocal	80.4%
Time	42.5%
Total int-bearing Dep (excl brokered)	49.7%
Total COF IBC (excl Sub Debt)	22.2%



Federal Funds Rate
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Deposit Balances ($ in thousands)
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
0.42% 0.51% 0.60% 0.73% 0.82% 0.85% 0.85% 0.74% 0.63% 0.30% 0.23% 0.39% 0.14% 0.12% 0.11% 0.10% 0.10% 0.12% 0.33% 0.79% 1.25% 1.57% 1.80% 1.99% 2.01% 2.02% 2.10% 1.92% 1.80% 1.76% 1.82% 1.67% 1.54% 1.53% 1.55%
Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 Jun-26 Sep-26
IBC COF
Fed Funds Spot
Fed Effective
Total Deposits

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Commercial 56% Mortgage 33% Installment 11% Held for Sale 0% Diversified Loan Portfolio Focused on High Quality Growth • Portfolio loan changes in 3Q'26: − Commercial – increased $403.2 million. …Average new origination yield of 6.36% vs a 6.22% portfolio yield. − Mortgage – increased $79.0 million. …Average new origination yield of 6.62% vs a 4.97% portfolio yield. − Installment – increased $1.1 million. …Average new origination yield of 6.77% vs a 5.32% portfolio yield. • Mortgage loan portfolio weighted average FICO of 751 and average balance of $187,505. • Installment weighted average FICO of 754 and average balance of $26,038. • Commercial loan rate mix: − 39% fixed / 61% variable. − Indices – 35% tied to Prime and 65% tied to SOFR. • Mortgage loan (including HELOC) rate mix: − 59% fixed / 41% adjustable or variable. − 6% tied to a US Treasury rate and 94% tied to SOFR. Note: Portfolio loans exclude loans HFS. Loan Composition 9/30/26 Yield on Loans (%)/ Total Portfolio Loans ($B) 7 $4.9B $ 3 .9 $ 3 .9 $ 4 .0 $ 4 .1 $ 4 .2 $ 4 .2 $ 4 .3 $ 4 .3 $ 4 .4 $ 4 .9 5 .9 3% 5 .9 6% 5 .8 3% 5 .7 4% 5 .7 6% 5 .8 1% 5 .6 4% 5 .5 4% 5 .5 5% 5 .6 8% 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 3 Q '2 5 4 Q '2 5 1 Q '2 6 2 Q '2 6 3 Q '2 6 Total Portfolio Loans Yield on Loans

8.03% $222 7.25% $200 6.16% $170 5.27% $146 4.92% $136 4.14% $114 4.14% $114 4.19% $116 3.17% $88 $72 2.60% $71 2.56% $68 2.46% 62 2.24% 61 2.20% $192 6.95% Manufacturing Construction Health Care and Social Assistance Real Estate Rental and Leasing Retail Dealership Financing Other Services (except Public Administration) Hotel and Accomodations Wholesale Finance and Insurance Assisted Living Professional, Scientific, and Technical Services Food Service Concentrations within $2.8B Commercial Loan Portfolio C&I or Owner Occupied Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.832 billion, or 66.3% of the commercial loan portfolio is C&I or owner occupied, while $932 million, or 33.7% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $2.76 billion as of September 30, 2026 8 $1,832MM 9.29%, Commercial Industrial, $226 4.99%, Multifamily, $119 4.61%, Office, $122 4.31%, Retail, $156 4.86%, Construction, $137 2.14%, Special Purpose, $80 1.92%, 1-4 Family, $59 1.33%, Land, Vacant Land and Development, $33 $932MM

$7.1 $8.2 $20.4 $23.1 $27.6 $32.8 $39.2 $0.4 $0.4 $0.6 $0.9 $0.8 $0.7 $0.8 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 2Q'26 3Q'26 Non-performing Loans 90+ Days PD ORE/ORA $3.9 $6.6 $5.1 $7.8 $8.2 $5.6 $6.1 0.1% 0.2% 0.1% 0.2% 0.2% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 30-89 Days PD 30-89 Days PD / Total Loans $0.4 $0.4 $0.6 $0.9 $0.8 $0.7 $0.8 $- $0.2 $0.4 $0.6 $0.8 $1.0 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 2Q'26 3Q'26 $7.1 $8.2 $20.4 $23.1 $27.6 $32.8 $39.2 0.1% 0.2% 0.5% 0.5% 0.6% 0.7% 0.8% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% 1.1% $- $20.0 $40.0 $60.0 $80.0 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Non-performing Loans (NPLs) NPLs / Total Loans Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 9

14.2 13.7 13.6 13.8 13.8 13.1 Q2'25 Q3'25 Q4'25 Q1`26 Q2`26 Q3`26 11.4 11.6 11.5 11.7 11.7 11.1 Q2'25 Q3'25 Q4'25 Q1`26 Q2`26 Q3`26 10.1 10.1 10.2 10.3 10.5 9.9 Q2'25 Q3'25 Q4'25 Q1`26 Q2`26 Q3`26 8.2 8.4 8.7 8.7 8.9 8.2 Q2'25 Q3'25 Q4'25 Q1`26 Q2`26 Q3`26 • Long-term capital priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 9.2% • The reduction in capital ratios in 3Q’26 is primarily the result of the Highpoint Community Bank acquisition. Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 10

$ 3 8 .4 $ 3 8 .4 $ 3 9 .4 $ 4 0 .1 $ 4 0 .2 $ 4 1 .3 $ 4 1 .9 $ 4 2 .9 $ 4 3 .7 $ 4 4 .6 $ 4 5 .4 $ 4 6 .4 $ 4 6 .9 $ 4 7 .9 $ 5 5 .3 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 3.49 3.52 3.33 3.26 3.23 3.26 3.30 3.40 3.37 3.45 3.49 3.58 3.54 3.62 3.65 3.71 3.82 2.18 3.65 4.38 4.99 5.26 5.33 5.33 5.33 5.16 4.66 4.33 4.33 4.30 3.90 3.64 3.63 3.67 0.45 0.92 1.39 1.72 1.93 2.11 2.14 2.16 2.22 2.02 1.86 1.86 1.95 1.73 1.60 1.61 1.62 0 1 2 3 4 5 6 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Q 2 '2 6 Q 3 '2 6 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $55.3 million in 3Q'26 compared to $45.4 million in the prior year quarter. The change is due to an increase in average earning assets and the net interest margin compared to the year- ago quarter. • Net interest margin was 3.82% during the third quarter of 2026, compared to 3.54% in the year- ago quarter and 3.71% in the second quarter of 2026. • 13th consecutive quarter of increasing net interest income. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 11

12

Linked Quarter Analysis

3Q'26 NIM Changes

2Q'26	3.71%
Discount Accretion	0.06%
Change in Earning Asset Mix	0.02%
Change in Earning Asset Yield	0.05%
Interest Charge-off Comm Loan	-0.01%
Increase in funding costs	-0.01%
3Q'26	3.82%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	3Q26			2Q26			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$145,970	$1,349	3.67%	$57,067	$531	3.73%	$88,903	$818	-0.06%
Investments	833,418	7,421	3.56%	793,997	6,540	3.29%	39,421	882	0.27%
Commercial loans	2,687,946	41,931	6.19%	2,312,336	35,307	6.12%	375,609	6,624	0.06%
Mortgage loans	1,624,560	20,202	4.97%	1,538,721	18,695	4.86%	85,839	1,507	0.11%
Consumer loans	526,906	6,974	5.29%	517,519	6,661	5.15%	9,387	314	0.15%
Earning assets	$5,818,800	$77,878	5.33%	$5,219,641	$67,733	5.20%	$599,158	$10,145	0.13%
Nonmaturity deposits	$3,418,568	$13,769	1.60%	$3,016,119	$12,008	1.60%	$402,449	1,762	0.00%
CDARS deposits	167,284	1,413	3.35%	119,498	939	3.15%	47,787	474	0.20%
Retail Time deposits	744,892	6,101	3.25%	660,629	5,218	3.17%	84,262	883	0.08%
Brokered deposits	514	5	4.17%	17,480	158	3.62%	(16,966)	(152)	0.55%
Bank borrowings	11,347	77	2.69%	42,832	390	3.66%	(31,485)	(314)	-0.97%
IBC debt	39,907	693	6.89%	39,890	679	6.83%	17	14	0.06%
Cost of funds	$4,382,511	$22,059	2.00%	$3,896,448	$19,392	2.00%	$486,064	$2,667	0.00%
Free funds	$1,436,288			$1,323,194			$113,095		
Net interest income		$55,819			$48,341			$7,478	
Net interest margin			3.82%			3.71%			0.11%

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Contractual Loan & Security Repricing 13 The table below shows the contractual fixed rate maturities and exit yield of securities and loans. 4Q26 1Q27 2Q27 3Q27 4Q27 1Q28 Securities Maturing cash flows $46.7 $38.9 $34.0 $32.1 $20.8 $24.9 Yield 3.17% 3.46% 3.05% 2.75% 2.21% 1.62% Loans Maturing cash flows $97.4 $101.3 $84.5 $102.4 $82.5 $71.1 Yield 5.16% 5.06% 5.67% 5.27% 5.86% 5.83% Total Securities & Loans Maturing cash flows $144.2 $140.2 $118.5 $134.5 $103.3 $95.9 Yield 4.52% 4.62% 4.92% 4.67% 5.13% 4.74%

14

Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

September 30, 2026

	-200	-100	Base-rate	100	200
Net Interest Income	$230,400	$232,300	$233,800	$238,400	$242,500
Change from Base	-1.45%	-0.64%		1.97%	3.72%

June 30, 2026

	-200	-100	Base-rate	100	200
Net Interest Income	$200,307	$202,593	$204,221	$206,787	$209,565
Change from Base	-1.92%	-0.80%		1.26%	2.62%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- Most of the base case modeled NII improvement ($23.3 million) is from the HCB acquisition. The dollar NII further benefited from organic earning asset growth and NIM expansion. The NIM improved by 14 basis points during 3Q26. A positive shift in the earning asset mix to commercial loans and higher market rates (including future fixed asset re-pricing) drove the improvement. This was partially offset by higher funding costs (NMD and time) due the Fed hiking 25bps in September.
- NII sensitivity to lower rates declined modestly while the benefit to higher rates improved. Reduced exposure to lower rates is due to the HCB acquisition as HCB was more asset sensitive than IB's standalone position, $50 million notional of floor purchases and the termination of a $25 million pay fixed swap. Additionally, loan growth continued to be centered in variable rate commercial credits. The overall position is closely matched for smaller rate changes of +/- 100 basis points. The bank has modest exposure to larger rate declines and benefits from larger rate increases.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 38.6% of assets and other non-maturity deposits fund another 20.8% of assets. Low wholesale funding of just 0.7% of assets.
- 37.0% of assets reprice in 1 month and 48.5% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging, funding strategies as well as product pricing and structure.

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$ 1 5 .2 $ 9 .5 $ 1 9 .1 $ 1 0 .4 $ 1 1 .3 $ 1 1 .9 $ 1 2 .0 $ 1 2 .0 $ 1 5 .3 $ 1 5 .8 1 8 .6% 1 2 .2% 2 2 .2% 1 3 .6% 1 4 .5% 1 4 .7% 1 5 .1% 1 5 .4% 1 8 .6% 1 7 .0% -5.0 5.0 15.0 25.0 35.0 45.0 55.0 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Q 2 '2 6 Q 3 '2 6 Non-interest Income Non-interest Inc/Operating Rev (%) Interchange income $4,638 Service Chg Dep $3,353 Gain (Loss)- Mortgage Sale $1,011 Equity Securities at Fair Value $65 Gain (Loss)- Securities $(17) Mortgage loan servicing, net $4,074 Investment & insurance commissions $604 Bank owned life insurance $419 Other income $1,661 Strong Non-interest Income • The $1.6 million comparative quarterly increase in mortgage loan servicing, net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. • Mortgage banking: − $1.0 million in net gains on mortgage loans in 3Q'26 vs. $1.5 million in the year ago quarter. The decrease is primarily due to a decrease in profit margins on mortgage loans sold that was partially offset by an increase in the volume of mortgage loans sold. − $136.0 million in mortgage loan originations in 3Q'26 vs. $145.6 million in 3Q’25 and $145.4 million in 2Q’26. − 3Q'26 mortgage loan servicing includes a $3.4 million ($0.12 per diluted share, after tax) increase in fair value adjustment due to price compared to a decrease of $0.6 million ($0.02 per diluted share, after tax) in the year ago quarter. Source: Company documents. 3Q'26 Non-interest Income (thousands) Non-interest Income Trends ($M) 15 $15.8MM

6 0 .3% 6 0 .9% 6 2 .2% 6 0 .9% 6 1 .4% 6 0 .9% 6 0 .0% 6 0 .5% 6 1 .0% 6 1 .3% 6 1 .9% 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 3 Q '2 5 4 Q '2 5 1 Q '2 6 2 Q '2 6 3 Q '2 6 $ 3 2 .6 $ 3 7 .0 $ 3 4 .3 $ 3 3 .8 $ 3 4 .1 $ 3 6 .1 $ 3 8 .3 $ 3 7 .8 $ 4 4 .8 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Q 2 '2 6 Q 3 '2 6 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Total Focus on Improved Efficiency • 3Q'26 efficiency ratio of 61.3%. • Compensation and employee benefits expense of $24.5 million, an increase of $3.4 million from the prior year quarter. • Performance-based compensation was $1.7 million higher than the prior year quarter. • Payroll taxes and employee benefits decreased $0.1 million primarily due to lower healthcare related costs. • Data processing costs increased by $1.0 million primarily due to the HCB acquisition, core data processor annual asset growth and CPI related cost increases as well as price increases in other software solutions. • Merger related expense was $3.5 million in the current quarter compared to zero in the prior year quarter. • Amortization of Intangible assets expense of $0.9 million in 3Q’26 compared to $0.1 million in the prior year period. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 16

Outlook for 2026 Outlook for 2026 *as of January, 2026 • IBCP forecast of approximately 4.5%-5.5% overall loan growth is based on an increase in commercial loans (11%-12%) with mortgage loans (0%-1%) and installment loans declining (5.0%-5.5%). • This growth forecast also assumes a stable Michigan economy. • The forecast assumes 0.25% Fed rate cuts in March and August in the federal funds rate while long-term interest rates increase slightly over year-end 2025 levels. • IBCP forecast of high-single digit (7%-8%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to increase (0.18% - 0.23%) in 2026 compared to full-year 2025. Primary driver is a decrease in yield on interest bearing liabilities that is partially offset by a decrease in earning asset yield. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.48% at 12/31/25 • A full year 2026 provision (expense) for credit losses of approximately 0.20%-0.25% of average total portfolio loans would not be unreasonable. 3Q'26 Update • Excluding HCB: Total portfolio loans increased $116.6 million (10.5% annualized) in 3Q'26 which is above our forecasted range. Commercial loan growth of $124.1 million (20.9% annualized), mortgage loan increase of $1.1 million (0.3% annualized) and installment loan decrease of $8.6 million (6.5% annualized). • 3Q'26 net interest income was $9.9 million (21.8%) higher than the prior year quarter which is above the forecasted range. The net interest margin was 3.82% for the current quarter and 3.54% for the prior year quarter and up 0.11% from the linked quarter. Excluding HCB NII increased $4.0 million or 8.7% over the prior year quarter, which is above the forecasted range. • The provision for credit losses was an expense of $4.8 million (0.39% annualized) for the third quarter above the forecasted range. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 17

Outlook for 2026 Outlook for 2026 *as of January, 2026 • Quarterly 2026 forecasted range of $11.3M to $12.3M. Full year up 3.0% to 4.0% from 2025 actual of $45.6M • Expect mortgage loan origination volumes to be down 6.0% to 7.0% and net gain on sale to be down 14.0% to 16.0% compared to full year 2025. Assumes mortgage loan servicing net of approximately $0.5M per quarter in 2026. • IBCP forecasts 2026 quarterly range of $36.0M to $37.0M with the total for the year up 5.0% to 6.0% from the 2025 actual of $138.2M. • The primary driver is an increase in compensation and employee benefits, data processing; loan and collections and occupancy. • Approximately a 17% effective income tax rate in 2026.This assumes a 21% statutory federal corporate income tax rate during 2026. • 2026 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2026. 3Q'26 Update • Non-interest income totaled $15.8 million in 3Q'26, which is above the forecasted range. Mortgage loan servicing, net totaled $4.1 million. Excluding HCB, non- interest income was $15.2 million above our forecasted range. • Total non-interest expense was $44.8 million in 3Q'26, which was higher than our forecasted quarterly range. Merger related expenses totaled $3.5 million. Excluding HCB (excluding merger related expenses) non-interest expense was $37.3 million slightly higher than our forecasted range. • Actual effective income tax rate of 17.0% for the third quarter of 2026. • The Company repurchased 119,425 shares of common stock for an aggregate purchase price of $4.2 million. This purchase was related to the liquidation of the HCB ESOP. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 18

Strategic Initiatives 19 Growth • Outside Sales - Relationship banking focus through consistent calling on prospects and COI’s. • Inside Service/Sales – high retention + high cross sales, collaboration of strategic partners. • Digital Marketing - Leverage data insights, target strategically, elevate brand image, personalize the customer experience. • New Products – SMB deposit product, Business digital payments. • Market Expansion – Through existing indirect dealer network. • Selective and opportunistic bank and branch acquisitions. Process Improvement & Cost Control • Process Automation – leverage core investments + Fintech partnerships: (Blend) mortgage. • Branch Optimization - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology. • Promotion of Self-Serve Channels - (One Wallet, Treasury One, etc.) • Leverage Banker Capacity – including on-line appointment setting. • Leverage Middleware + APIs – expedite new technology implementation. • Optimize Office Space Utilization Talent Management • Invest in our Team – competitive C&B offering, skill training, leadership development, etc. • High Employee Engagement – through fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition. • Promote Teamwork + Alignment across all business units. • Invest in technology - to enhance the employee experience + customer experience. • Client Service Model – well defined and applied. Risk Management • Utilize three layers of defense (business unit, risk management and internal audit). Independent & collaborative approach. • Consistent earnings + maintain strong capital levels. • Proactive credit quality monitoring and problem resolution. • Manage Liquidity and IRR. • Manage Operational risk, emphasizing cyber security, fraud prevention, and regulatory compliance. • Effective relationships with regulators & other outside oversight parties. Proactive, transparent and good communication.

Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 20

Appendix Additional Financial Data and Non-GAAP Reconciliations 21

22

Historical Financial Data

($M except per share data)	Year Ended December 31, 2022	2023	2024	2025	Quarter Ended, 9/30/25	12/31/25	3/31/26	6/30/26	9/30/26
Balance Sheet:									
Total Assets	$5,000	$5,264	$5,338	$5,506	$5,493	$5,506	$5,558	$5,664	$6,264
Portfolio Loans	$3,465	$3,791	$4,039	$4,276	$4,198	$4,276	$4,308	$4,414	$4,897
Deposits	$4,379	$4,623	$4,654	$4,762	$4,859	$4,762	$4,881	$4,862	$5,521
Tangible Common Equity	$317	$374	$425	$473	$461	$474	$481	$499	$510
Profitability:									
Pre-Tax, Pre-Provision Income	$83.1	$79.9	$87.5	$87.4	$23.2	$22.2	$20.6	$25.4	$26.3
Pre-Tax, Pre-Prov / Avg. Assets	1.72%	1.56%	1.67%	1.62%	1.69%	1.63%	1.48%	1.87%	1.68%
Net Income	$63.4	$59.1	$66.8	$68.5	$17.5	$18.6	$16.9	$18.8	$17.9
Diluted EPS	$2.97	$2.79	$3.16	$3.27	$0.84	$0.89	$0.81	$0.90	$0.80
Return on Average Assets	1.32%	1.15%	1.27%	1.27%	1.27%	1.35%	1.24%	1.37%	1.14%
Return on Average Equity	18.5%	16.0%	15.7%	14.4%	14.6%	14.8%	13.4%	14.5%	12.2%
Net Interest Margin (FTE)	3.32%	3.26%	3.38%	3.56%	3.54%	3.62%	3.65%	3.71%	3.82%
Efficiency Ratio	59.7%	60.7%	60.8%	60.5%	58.9%	61.2%	64.3%	60.6%	61.3%
Asset Quality:									
NPAs / Assets	0.08%	0.11%	0.13%	0.44%	0.38%	0.44%	0.51%	0.59%	0.64%
NPAs / Loans + OREO	0.12%	0.15%	0.17%	0.56%	0.50%	0.56%	0.66%	0.76%	0.82%
ACL / Total Portfolio Loans	1.51%	1.44%	1.47%	1.48%	1.49%	1.48%	1.48%	1.49%	1.51%
NCOs / Avg. Loans	0.00%	0.03%	0.02%	0.04%	0.07%	0.04%	0.03%	0.03%	0.02%
Capital Ratios:									
TCE Ratio	6.4%	7.2%	8.0%	8.7%	8.4%	8.7%	8.7%	8.9%	8.2%
Leverage Ratio	8.8%	9.0%	9.9%	10.2%	10.1%	10.2%	10.3%	10.6%	9.9%
Tier 1 Capital Ratio	11.4%	11.5%	12.1%	12.3%	12.4%	12.3%	12.5%	12.5%	11.9%
Total Capital Ratio	13.7%	13.7%	14.2%	13.6%	13.7%	13.6%	13.8%	13.8%	13.1%

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23 Historic Financial Performance Year Ended December 31, ($M except per share data) 2020 2021 2022 2023 2024 2025 5 Year CAGR Balance Sheet: Total Assets $4,204 $4,705 $5,000 $5,264 $5,338 $5,506 5.5% Portfolio Loans $2,734 $2,905 $3,465 $3,791 $4,039 $4,276 9.4% Deposits $3,637 $4,117 $4,379 $4,623 $4,654 $4,762 5.5% Tangible Common Equity $357 $367 $317 $374 $425 $474 5.8% Profitability: Pre-Tax, Pre-Provision Income $81.9 $75.4 $83.1 $79.9 $87.5 $87.4 1.3% Pre-Tax, Pre-Prov / Avg. Assets 2.08% 1.69% 1.72% 1.56% 1.67% 1.62% - Net Income $56.2 $62.9 $63.4 $59.1 $66.8 $68.5 4.1% Diluted EPS $2.53 $2.88 $2.97 $2.79 $3.16 $3.27 5.3% Return on Average Assets 1.43% 1.41% 1.31% 1.15% 1.27% 1.27% - Return on Average Equity 15.68% 16.13% 18.41% 16.04% 15.66% 14.43% - Net Interest Margin (FTE) 3.34% 3.10% 3.32% 3.26% 3.38% 3.56% - Efficiency Ratio 59.24% 62.87% 59.71% 60.67% 60.83% 60.50% - Asset Quality: NPAs / Assets 0.21% 0.11% 0.08% 0.11% 0.13% 0.44% - NPAs / Loans + OREO 0.32% 0.18% 0.12% 0.15% 0.17% 0.56% - Reserves / Total Loans 1.30% 1.63% 1.51% 1.44% 1.47% 1.48% - NCOs / Avg. Loans 0.11% (0.07%) 0.00% 0.03% 0.02% 0.04% - Capital Ratios: TCE Ratio 8.6% 7.9% 6.4% 7.2% 8.0% 8.7% - Leverage Ratio 9.2% 8.8% 8.9% 9.0% 9.9% 10.3% - Tier 1 Capital Ratio 13.3% 12.1% 11.4% 11.5% 12.1% 12.3% - Total Capital Ratio 16.0% 14.5% 13.6% 13.7% 14.2% 13.6% - Shareholder Value: TBV/Share $ 16.33 $ 17.33 $ 15.04 $ 17.96 $ 20.33 $ 23.05 7.1% Dividends Paid per Share $ 0.80 $ 0.84 $ 0.88 $ 0.92 $ 0.96 $ 1.04 5.4% Value of Shares Repurchased $ 14.23 $ 17.3 $ 4.0 $ 5.2 $ - $ 12.4 -

5 6% 5 6% 5 7% 4 9 .0% 5 1 .8% 5 1 .0% 4 1 .9% 1 9 6% 1 9 1 .8% 1 8 0 .7% 2 0 7 .0% 2 2 1 .5% 1 9 8 .0% 1 6 1 .9% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Sources of Liquidity 3Q 2026 Current On-balance sheet Excess reserves at the Fed $ 114.3 Unpledged AFS Securities $ 514.0 Total On-balance sheet $ 628.3 On balance sheet liquidity to total deposits 11% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) $ 1,991.3 Borrow capacity on unpledged bonds $ 437.9 Total Available Sources $ 2,429.2 Sources of Liquidity to total deposits 44% Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (162%) estimated uninsured deposit balances. • Attractive loan to deposit ratio of 88.7%. • Uninsured deposit to total deposits of approximately 27.2%, excluding brokered time deposits. Sources of Liquidity 24

Non-GAAP to GAAP Reconciliation 25 September 30, June 30, March 31, December 31, September 30, 2025 2024 2023 2022 2026 2026 2026 2025 2025 Net interest income $180,015 $166,248 $156,329 $149,561 $55,257 $47,902 $46,855 $46,354 $45,361 Non-interest income 45,644 56,362 50,676 61,909 15,808 15,334 12,048 11,958 11,937 Non-interest expense 138,233 135,096 127,119 128,341 44,759 37,809 38,311 36,078 34,131 Pre-Tax, Pre-Provision Income 87,426 87,514 79,886 83,129 $26,306 $25,427 $20,592 $22,234 $23,167 Provision for credit losses 6,135 4,468 6,210 5,341 4,807 2,717 362 1,923 1,991 Income tax expense 12,750 16,256 14,609 14,437 3,649 3,905 3,355 1,739 3,674 Net income $68,541 $66,790 $59,067 $63,351 $17,850 $18,805 $16,875 $18,572 $17,502 Average total assets $5,401,441 $5,239,952 $5,115,624 $4,825,723 $6,209,611 $5,521,748 $5,522,244 $5,449,518 $5,451,922 Performance Ratios Return on average assets 1.27% 1.27% 1.15% 1.31% 1.14% 1.37% 1.24% 1.35% 1.27% Pre-tax, Provision return on average assets 1.62% 1.67% 1.56% 1.72% 1.68% 1.85% 1.51% 1.62% 1.69% Year Ended December 31, (Dollars in thousands) Quarter Ended

Reconciliation of Non-GAAP Financial Measures 26 Reconciliation of Non-GAAP Financial Measures 2026 2025 2026 2025 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 55,257$ 45,361$ 150,014$ 133,661$ Add: taxable equivalent adjustment 564 443 1,449 1,339 Net interest income - taxable equivalent 55,821$ 45,804$ 151,463$ 135,000$ Net interest margin (GAAP) (1) 3.79% 3.51% 3.70% 3.50% Net interest margin (FTE) (1) 3.82% 3.54% 3.73% 3.54% (1) Quarter to date are annualized. Three Months Ended Nine Months Ended September 30, September 30, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 27 Tangible Common Equity Ratio September 30, June 30, March 31, December 31, September 30, 2025 2024 2023 2022 2026 2026 2026 2025 2025 Common shareholders' equity 502,951$ 454,686$ 404,449$ 347,596$ 577,296$ 528,413$ 510,553$ 502,951$ 490,742$ Less: Goodwill 28,300 28,300 28,300 28,300 50,219 28,300 28,300 28,300 28,300 Other intangibles 1,001 1,488 2,004 2,551 17,045 771 886 1,001 1,123 Tangible common equity 473,650$ 424,898$ 374,145$ 316,745$ 510,032$ 499,342$ 481,367$ 473,650$ 461,319$ Total assets $ 5,505,720 $ 5,338,104 $ 5,263,726 $ 4,999,787 $ 6,263,632 $ 5,663,841 $ 5,557,509 $ 5,505,720 $ 5,493,113 Less: Goodwill 28,300 28,300 28,300 28,300 50,219 28,300 28,300 28,300 28,300 Other intangibles 1,001 1,488 2,004 2,551 17,045 771 886 1,001 1,123 Tangible assets $ 5,476,419 $ 5,308,316 $ 5,233,422 $ 4,968,936 $ 6,196,368 $ 5,634,770 $ 5,528,323 $ 5,476,419 $ 5,463,690 Common equity ratio 9.14% 8.52% 7.68% 6.95% 9.22% 9.33% 9.19% 9.14% 8.93% Tangible common equity ratio 8.65% 8.00% 7.15% 6.37% 8.23% 8.86% 8.71% 8.65% 8.44% Year Ended December 31, (Dollars in thousands) Quarter Ended

Reconciliation of Non-GAAP Financial Measures (continued) Return on Average Assets and Return on Average Equity September 30, June 30, March 31, December 31, September 30, 2026 2026 2026 2025 2025 Net income (GAAP) $17,850 $18,805 $16,875 $18,572 $17,502 Add: after-tax merger-related expenses 2,799 368 299 - - Adjusted net income (non-GAAP) $20,649 $19,173 $17,174 $18,572 $17,502 Average total assets $6,209,611 $5,521,748 $5,522,244 $5,449,518 $5,451,922 Average shareholders' equity $581,997 $519,439 $509,523 $499,445 $476,422 Return on average assets (GAAP) (1) 1.14% 1.37% 1.24% 1.35% 1.27% Adjusted return on average assets (non-GAAP) (1) 1.32% 1.39% 1.26% 1.35% 1.27% Return on average equity (GAAP) (1) 12.17% 14.52% 13.43% 14.75% 14.57% Adjusted return on average equity (non-GAAP) (1) 14.08% 14.80% 13.67% 14.75% 14.57% (1) Annualized Three Months Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) Net Interest Income and Net Interest Margin Excluding Acquisition Accretion Taxable-equivalent adjustments assume a 21% tax rate. September 30, June 30, March 31, December 31, September 30, 2026 2026 2026 2025 2025 Net interest income (GAAP) $55,257 $47,902 $46,855 $46,354 $45,361 Add: taxable-equivalent adjustment 564 440 445 446 443 Taxable-equivalent net interest income (non-GAAP) $55,821 $48,342 $47,300 $46,800 $45,804 Less: net accretion of HCB acquired loans (852) - - - - Less: net accretion of HCB acquired securities (80) - - - - Net interest income excluding HCB accretion (non-GAAP) $54,889 $48,342 $47,300 $46,800 $45,804 Net interest margin (GAAP) 3.79% 3.67% 3.61% 3.58% 3.51% Add: taxable-equivalent adjustment 0.03% 0.04% 0.04% 0.04% 0.03% Taxable-equivalent net interest margin (non-GAAP) 3.82% 3.71% 3.65% 3.62% 3.54% Less: HCB acquisition-related accretion (0.06%) - - - - Net interest margin excluding HCB accretion (non-GAAP) 3.76% 3.71% 3.65% 3.62% 3.54% Three Months Ended (Dollars in thousands, except ratios)